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SCHLOTZSKY'S, INC. AND SUBSIDIARIES
COMPUTATION OF INCOME(LOSS) PER COMMON SHARE

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
                                                     Three Months Ended                    Six Months Ended
                                            June 30, 1997        June 30, 1996     June 30, 1997      June 30, 1996
                                            -------------        -------------     -------------      -------------
Computation of income (loss) per
   common share-primary:
   Net income(loss)                          $1,161,814          $  714,343          $2,050,390          $1,343,443
   Redeemable preferred stock dividends               0                   0                   0                   0
                                            -------------        -------------     -------------      -------------
      Income (loss) available to
        common shareholders                   1,161,814             714,343           2,050,390           1,343,443
                                            -------------        -------------     -------------      -------------
                                            -------------        -------------     -------------      -------------
Weighted average number of
   shares outstanding                         5,548,264           5,518,057           5,549,547           5,518,057
Common shares issuable under
   stock option plan                            658,897             537,332             658,897             560,852
Common stock warrants outstanding                23,438              23,438              23,438              23,438
Less shares assumed repurchased                (507,100)           (404,470)           (531,291)           (433,121)
                                            -------------        -------------     -------------      -------------
                                              5,723,499           5,674,357           5,700,591           5,669,226
                                            -------------        -------------     -------------      -------------
                                            -------------        -------------     -------------      -------------
Income (loss) per common share:
   Income (loss) before extraordinary item        $0.20               $0.13               $0.36               $0.24
   Extraordinary item                              0.00                0.00                0.00                0.00
                                            -------------        -------------     -------------      -------------
                                                  $0.20               $0.13               $0.36               $0.24
                                            -------------        -------------     -------------      -------------
                                            -------------        -------------     -------------      -------------
Computation of income (loss) per
   common share-fully diluted:
   Net income(loss)                          $1,161,814            $714,343          $2,050,390          $1,343,443
   Redeemable preferred stock dividends               0                   0                   0                   0
   Interest Add-back                                  0                   0                   0                   0
                                            -------------        -------------     -------------      -------------
      Income (loss) available to
        common shareholders                   1,161,814             714,343           2,050,390           1,343,443
                                            -------------        -------------     -------------      -------------
                                            -------------        -------------     -------------      -------------
Weighted average number of
   shares outstanding                         5,548,264           5,518,057           5,549,547           5,518,057
Common shares issuable under
   stock option plan                            658,897             537,332             658,897             560,852
Common stock warrants outstanding                23,438              23,438              23,438              23,438
Convertible securities                                0                   0                   0              10,646
Less shares assumed repurchased                (507,100)           (404,470)           (531,291)           (433,121)
                                            -------------        -------------     -------------      -------------
                                              5,723,499           5,674,357           5,700,591           5,679,872
                                            -------------        -------------     -------------      -------------
                                            -------------        -------------     -------------      -------------
Income (loss) per common share:
   Income (loss) before extraordinary item        $0.20               $0.13               $0.36               $0.24
   Extraordinary item                              0.00                0.00                0.00                0.00
                                            -------------        -------------     -------------      -------------
                                                  $0.20               $0.13               $0.36               $0.24
                                            -------------        -------------     -------------      -------------
                                            -------------        -------------     -------------      -------------

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